          As filed with the Securities and Exchange Commission on April 17, 2002
                                                       Registration No: 33-_____
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ____________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933

                               ____________________

                              UNITY HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

             Georgia                                         58-2350609
  (State or other jurisdiction of                         (I.R.S. Employer
   incorporation or organization)                        Identification No.)

                       950 Joe Frank Harris Parkway, S.E.
                           Cartersville, Georgia 30121
                                 (770) 606-0555

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ____________________

                              UNITY HOLDINGS, INC.
                          EMPLOYEE STOCK OWNERSHIP PLAN
                            (WITH 401(k) PROVISIONS)
                            (Full title of the Plan)

                              MICHAEL L. MCPHERSON
                      President and Chief Executive Officer
                              Unity Holdings, Inc.
                       950 Joe Frank Harris Parkway, S.E.
                           Cartersville, Georgia 30121
                                 (770) 606-0555

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ____________________

                                   Copies to:
                                Mike White, Esq.
                          Martin, Snow, Grant & Napier
                                240 Third Street
                                  P.O. Box 1606
                                 Macon, GA 31202

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
                             Proposed              Proposed
Title of each class of         Amount               Maximum              Maximum              Amount of
   securities to be            to be            Offering Price          Aggregate           Registration
      registered            Registered/1/          Per Share/2/       Offering Price/2/        Fee/2/
-------------------------------------------------------------------------------------------------------------
     Common Stock
  ($1.00 Par Value)            10,000               $15.00               $150,000              $13.80
-------------------------------------------------------------------------------------------------------------

/1/ This registration statement covers, in addition to the number of shares of Common Stock stated above, an additional indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the Plan.

/2/ Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h).

                              Unity Holdings, Inc.

                              Cross Reference Sheet
                                     Between
                        Items of Form S-8 and Prospectus

      ITEM NUMBER          ITEMS IN FORM S-8                         PROSPECTUS CAPTION
          1(a)      General Plan Information.                    Name of Plan; Nature and Purpose;
                                                                 Plan Type; Plan Administrator; Plan
                                                                 Trustees; Your Legal Rights.

          1(b)      Securities to be Offered.                    Nature and Purpose; Class and Amount
                                                                 of Stock.

          1(c)      Employees who may Participate in the Plan.   Eligibility and Entry.

          1(d)      Purchase of Securities pursuant to the       Nature and Purpose; Contributions;
                    Plan and Payment for Securities Offered.     Funding.

          1(e)      Resale Restrictions.                         Resale Restrictions; Right of First
                                                                 Refusal.

          1(f)      Tax Effects of Plan Participation.           Tax Effects.

          1(g)      Investment of Funds.                         Funding.

          1(h)      Withdrawal from the Plan; Assignment of      Retirement Benefit Payments;
                    Interest.                                    Distribution of Benefits;
                                                                 Non-transferability of Benefits.

          1(i)      Forfeiture and Penalties.                    Contributions; Termination of
                                                                 Employment/Vesting.

          1(j)      Charges and Deductions and Liens Therefor.   Contributions; Termination of
                                                                 Employment/Vesting;
                                                                 Non-transferability of Benefits.

           2        Registrant Information and Employee Plan     Your Legal Rights; Plan
                    Annual Information.                          Administrator.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Documents by Reference.

     The following documents filed by the Company with the Commission are incorporated herein by reference:

     (1) The Annual Report of the Company on Form 10-KSB for its fiscal year ended December 31, 2001 (Commission File No. 000-25851), filed pursuant to Rule 13a-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year referred to in (a) above; and

     (3) The descriptions of the common stock of the Company contained in registration statements filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.       Description of Securities

     Not applicable. The class of securities to be offered is registered under
Section 12 of the Exchange Act.

Item 5.       Interests of Named Experts and Counsel

     Not applicable. No expert or counsel has or will receive a contingent fee or a substantial interest in the Registrant.

Item 6.       Indemnification of Directors and Officers

     GA. CODE ANN. Sections 14-2-850 et seq. provide a framework for indemnification of directors and officers of Georgia corporations against liability incurred as a result of conduct in such official capacity. Section 14-2-851 provides for mandatory indemnification of directors who are wholly successful, on the merits or otherwise, in defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative and whether formal or informal.
Section 14-2-852 provides for discretionary indemnification for conduct of a director determined to be in good faith and intended to be in the best interests of the corporation. Section 14-2-857 provides for discretionary indemnification of officers, employees, and agents to the extent provided in the Articles of Incorporation, Bylaws, or specific resolution of the Board of Directors.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or other qualified persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is thereby unenforceable.

Item 7.  Exemption from Registration Claimed

     Not applicable. No restricted securities are to be reoffered or resold pursuant to this Registration Statement.

Item 8.  Exhibits

     4.1 Unity Holdings, Inc. Employee Stock Ownership Plan (with 401(k) provisions), Summary Plan Description and Unity Holdings, Inc. Employee Stock Ownership Trust Agreement.

     4.2 Articles of Incorporation and Amendments thereto of Unity Holdings, Inc. (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form SB-2, File No. 333-45979).

     4.3 Bylaws and Amendments thereto of Unity Holdings, Inc. (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form SB-2, File No. 333-45979).

     5.1  Opinion of Martin, Snow, Grant & Napier, LLP.

     5.2 The undersigned Registrant hereby undertakes to submit the Plan to the Internal Revenue Service within the remedial amendment period described in 26 U.S.C. Section 401(b), and will make all changes required by the IRS in order to qualify the Plan.

     23.1 Consent of Mauldin & Jenkins, LLC, Independent Auditors.

     25.1 Power of Attorney of Unity Holdings, Inc. (included on Page 7).

Item 9.  Undertakings

     The undersigned Registrant hereby undertakes:

     (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carterville, State of Georgia, on April 16, 2002.

                                            UNITY HOLDINGS, INC.

                                            By: /s/ Michael L. McPherson
                                                --------------------------------
                                                Michael L. McPherson
                                                President & CEO

     Each of the directors of the registrant and each other person whose signature appears below, by his execution hereof, authorizes Michael L. McPherson to act as his attorney in fact to sign, in his behalf individually and in each capacity stated below, and file all amendments and post-effective amendments to, the Registration Statement, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and such other applicable governmental/regulatory agencies, hereby ratifying and confirming all that Michael L. McPherson or his substitute or substitutes, may do or cause to be done by virtue hereof, and the Registrant hereby confers like authority to sign and file on its behalf.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             SIGNATURE                       TITLE                 DATE
/s/ Michael L. McPherson       President & CEO, Director       April 16, 2002
------------------------       (Principal Executive Officer).
Michael L. McPherson

/s/ Donald D. George           Director.                       April 16, 2002
---------------------------
Donald D. George

/s/ John S. Lewis              Director.                       April 16, 2002
---------------------------
John S. Lewis

/s/ Sam R. McCleskey           Director.                       April 16, 2002
--------------------------
Sam R. McCleskey

/s/ Stephen A. Taylor          Director.                       April 16, 2002
---------------------------
Stephen A. Taylor

/s/ B. Don Temples             Director.                       April 16, 2002
---------------------------
B. Don Temples

/s/ Kenneth R. Bishop          Director.                       April 16, 2002
---------------------------
Kenneth R. Bishop

/s/ Jerry W. Braden            Director.                       April 16, 2002
---------------------------
Jerry W. Braden